Exhibit 10(iii)(A)(8)

THE INTERPUBLIC GROUP OF COMPANIES 2009 PERFORMANCE INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AWARD AGREEMENT

THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”), hereby grants an Option to purchase shares of the Company’s common stock (the “Shares”) to the Participant named below. The terms and conditions of the Option are set forth in this Award Agreement (the “Agreement”), and in The Interpublic Group of Companies, Inc. 2009 Performance Incentive Plan (the “Plan”), which is attached hereto as Exhibit A.

Date of Option Grant	< > Participant’s Name	<First Name Last Name>
Expiration Date	4:30 p.m. Eastern Time on the tenth Exercise Price Per Share < > anniversary of the Date of Option Grant
Number of Shares Underlying Option	<Number>
Vesting	Subject to the provisions of the Plan, the Option will vest according to the schedule below. Any portion of the Option that vests may be exercised in accordance with Section 5 of the Plan.

	Date	Percentage of Shares Underlying Option Vested

The terms of the Plan are incorporated herein by reference. All capitalized terms that are not defined in this Agreement have the meanings set forth in the Plan. In case of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Please review the rest of this Agreement and the Plan document, and execute the Agreement where indicated below.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Fabrizio Alcobe-Fierro

Vice President, Global Compensation

I have read this Agreement and the Plan, and I understand and agree to their terms and conditions.

Participant’s Signature, to be provided electronically

THE INTERPUBLIC GROUP OF COMPANIES 2009 PERFORMANCE INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AWARD AGREEMENT

The following terms and conditions supplement the terms of the Plan:

Termination of Employment

As set forth in the Plan, the period during which the Participant may exercise this Option after a Termination of Employment is limited. A Participant’s Termination of Employment will be deemed to occur on the date the Participant is withdrawn from the payroll of the Company or its Affiliate, as applicable, determined as follows:

•   If the Participant is not eligible to receive severance pay, the Participant will be deemed to have been withdrawn from the payroll on the day the Participant ceases to provide services to the Company and its Affiliates.

•   If the Participant is entitled to receive severance pay, the Participant will be deemed to have been withdrawn from the payroll on the day the Participant receives his or her last severance payment.

Withholding	As set forth in the Plan, the Company may be required to withhold income and employment taxes when the Option is exercised. In any event, the Participant (or Beneficiary, if applicable) remains responsible at all times for paying any income and employment taxes with respect to the Option. In the event that the Participant relocates to another jurisdiction, the Participant is responsible for notifying the Company of such relocation and is responsible for compliance with all applicable tax requirements. The Company is not responsible for any liability or penalty relating to taxes (including excise taxes) on compensation (including imputed compensation) or other income attributed to the Participant (or a Beneficiary) pursuant to this Agreement, whether as a result of the Participant failing to make timely payments of tax or otherwise.
Beneficiary	As set forth in the Plan, rights under this Option may be passed by will or the laws of descent or distribution. The person(s) to whom the Option is so passed is the Participant’s “Beneficiary.”
Interpretation and Construction	This Agreement and the Plan shall be construed and interpreted by the Committee, in its sole discretion. Any interpretation or other determination by the Committee (including, but not limited to, correction of any defect or omission and reconciliation of any inconsistency in this Agreement or the Plan) shall be binding and conclusive.
Entire Understanding	This Agreement and the Plan constitute the entire understanding between the Participant and the Company and its Affiliates regarding the Option. Any prior agreements, commitments, or negotiations concerning the Option are superseded.